EXCHANGE GUARANTEE AGREEMENT


                                     Between


                            U.S.B. HOLDING CO., INC.


                                 (as Guarantor)


                                       and


                            THE CHASE MANHATTAN BANK


                                  (as Trustee)





                       Dated as of ____________ ___, 1997

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

SECTION 1.1.  Definitions...................................................................................1

                             ARTICLE II

                         Trust Indenture Act

SECTION 2.1.  Trust Indenture Act; Application..............................................................4
SECTION 2.2.  List of Holders...............................................................................4
SECTION 2.3.  Reports by the Guarantee Trustee..............................................................4
SECTION 2.4.  Periodic Reports to the Guarantee Trustee.....................................................5
SECTION 2.5.  Evidence of Compliance with Conditions Precedent..............................................5
SECTION 2.6.   Events of Default; Waiver....................................................................5
SECTION 2.7.  Event of Default; Notice......................................................................5
SECTION 2.8.  Conflicting Interests.........................................................................5

                             ARTICLE III

         Powers, Duties and Rights of the Guarantee Trustee

SECTION 3.1.  Powers and Duties of the Guarantee Trustee....................................................6
SECTION 3.2.  Certain Rights of Guarantee Trustee...........................................................7
SECTION 3.3.  Indemnity.....................................................................................9
SECTION 3.4.  Expenses......................................................................................9

                             ARTICLE IV

                          Guarantee Trustee

SECTION 4.1.  Guarantee Trustee; Eligibility................................................................9
SECTION 4.2.  Appointment, Removal and Resignation of the Guarantee Trustee................................10

                              ARTICLE V

                              Guarantee

SECTION 5.1.  Guarantee....................................................................................11
SECTION 5.2.  Waiver of Notice and Demand..................................................................11
SECTION 5.3.  Obligations Not Affected.....................................................................11
SECTION 5.4.  Rights of Holders............................................................................12
SECTION 5.5.  Guarantee of Payment.........................................................................12
SECTION 5.6.  Subrogation..................................................................................12
SECTION 5.7.  Independent Obligations......................................................................13

                             ARTICLE VI

                     Covenants and Subordination

SECTION 6.1.  Subordination................................................................................13
SECTION 6.2.  Pari Passu Guarantees........................................................................13
SECTION 6.3  Limitation on Transactions....................................................................13

                             ARTICLE VII

                             Termination

SECTION 7.1.  Termination..................................................................................14

                            ARTICLE VIII

                            Miscellaneous

SECTION 8.1.  Successors and Assigns.......................................................................14
SECTION 8.2.  Amendments...................................................................................14
SECTION 8.3.  Notices......................................................................................15
SECTION 8.4.  Benefit......................................................................................16
SECTION 8.5.  Interpretation...............................................................................16
SECTION 8.6.  Governing Law................................................................................17

                            CROSS-REFERENCE TABLE*-/
Section of
Trust Indenture Act                                         Section of
of 1939, as amended                                         Guarantee Agreement

310(a)              .............................................. 4.1(a)
310(b)              .............................................. 4.1(c), 2.8
310(c)              .............................................. Inapplicable
311(a)              .............................................. 2.2(b)
311(b)              .............................................. 2.2(b)
311(c)              .............................................. Inapplicable
312(a)              .............................................. 2.2(a)
312(b)              .............................................. 2.2(b)
313.                .............................................. 2.3
314(a)              .............................................. 2.4
314(b)              .............................................. Inapplicable
314(c)              .............................................. 2.5
314(d)              .............................................. Inapplicable
314(e)              .............................................. 1.1, 2.5,
                                                                   3.2
314(f)              .............................................. 2.1, 3.2
315(a)              .............................................. 3.1(d)
315(b)              .............................................. 2.7
315(c)              .............................................. 3.1
315(d)              .............................................. 3.1(d)
316(a)              .............................................. 1.1, 2.6,
                                                                   5.4
316(b)              .............................................. 5.3
316(c)              .............................................. Inapplicable
317(a)              .............................................. Inapplicable
317(b)              .............................................. Inapplicable
318(a)              .............................................. 2.1(b)

--------
*-/ This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms of provisions.

     EXCHANGE GUARANTEE AGREEMENT, dated as of ______ 1997 (the "Exchange Guarantee"), executed and delivered by U.S.B. HOLDING CO., INC., a Delaware corporation (the "Guarantor") having its principal office at 100 Dutch Hill Road, Orangeburg, New York 10962, and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of UNION STATE CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration of Trust"), dated as of February 5, 1997, among the trustees of the Issuer, the Guarantor, as sponsor, Chase Manhattan Bank Delaware, as Delaware trustee, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof capital securities, having an aggregate liquidation amount of $20,000,000, such capital securities being designated the 9.58% Series B Capital Securities (the "Exchange Capital Securities") in connection with the consummation of the Exchange Offer (as defined in the Registration Agreement dated as of February 5, 1997 by and among the Guarantor, the Issuer and the initial purchaser named therein).

     WHEREAS, as incentive for the Holders to exchange the Initial Capital Securities (as defined in the Declaration of Trust) issued on the date of the Declaration of Trust for the Exchange Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Exchange Guarantee, to pay to the Holders of the Exchange Capital Securities and the Common Securities (as defined in the Declaration of Trust) the Guarantee Payments (as defined herein). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Exchange Guarantee for the benefit of the Holders from time to time of the Trust Securities.


                                    ARTICLE I


                                   Definitions


     SECTION 1.1. Definitions. As used in this Exchange Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration of Trust as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Capital Securities" shall have the meaning specified in the first recital of this Exchange Guarantee.

     "Debt" shall have the meaning specified in the Indenture.

     "Declaration of Trust" shall have the meaning specified in the first recital of this Exchange Guarantee.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Exchange Guarantee; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice; provided, further, that no Event of Default shall occur unless an Event of Default (as defined in the Indenture or the Declaration) shall have occurred and be continuing.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Trust Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Junior Subordinated Debt
Securities are distributed to the Holders, the lesser of (a) the aggregate of the liquidation amount of $1,000 per Trust Security plus accrued and unpaid Distributions to the date of payment to the extent the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default under the Declaration has occurred and is continuing, no Guarantee Payments with respect to the Common Securities or any guarantee payment under any Other Guarantees (as defined in the Indenture) with respect to Common Securities of any other U.S.B.H. Capital Trust (as defined in the Indenture), if any, shall be made until the Holders of Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Exchange Guarantee. Subordination of Guarantee Payments on the Common Securities following such an Event of Default under the Declaration shall be analogous to the subordination of the Common Securities provided for in Section 4.03 of the Declaration.

     "Guarantee Trustee" means The Chase Manhattan Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Exchange Guarantee and thereafter means each such Successor Guarantee Trustee.

     "Guarantor" shall have the meaning specified in the preamble of this Exchange Guarantee.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Trust Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "Indenture" means the Junior Subordinated Indenture, dated as of February 5, 1997, as supplemented and amended between the Guarantor and The Chase Manhattan Bank, as trustee, relating to the issuance of the Junior Subordinated Debt Securities.

     "Issuer" shall have the meaning specified in the first recital of this Exchange Guarantee.

     "List of Holders" has the meaning specified in Section 2.2(a).

     "Majority in Liquidation Amount of the Securities" means a vote by the Holder(s), voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all then Outstanding Trust Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Exchange Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b)  a brief  statement of the nature and scope of the  examination or
               investigation   undertaken  by  each  officer  in  rendering  the
               Officers' Certificate;

          (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

     "Other Debentures" shall have the meaning specified in the Indenture.

     "Other Guarantees" shall have the meaning specified in the Indenture.

     "Responsible Officer" when used with respect to the Guarantee Trustee means any officer of the the Trustee with direct responsibility for the administration of this Exchange Guarantee, and also means, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Senior Debt" shall have the meaning specified in the Indenture.

     "Successor   Guarantee   Trustee"  means  a  successor   Guarantee  Trustee
possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Securities" shall have the meaning specified in the Declaration of Trust.


                                   ARTICLE II


                               Trust Indenture Act


     SECTION 2.1. Trust Indenture Act; Application. (a) This Exchange Guarantee will not be qualified under the Trust Indenture Act except upon the effectiveness  of  a  registration  statement  with  respect  to  this  Exchange
Guarantee.

     (b) Upon qualification under the Trust Indenture Act as contemplated in clause (a) above, if and to the extent that any provision of this Exchange Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2. List of Holders. (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, not more than 15 days after May 15 and November 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.3. Reports by the Guarantee Trustee. Within 60 days of May of each calendar year, commencing with May 15, 1997, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4. Periodic Reports to the Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by
Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.5. Evidence of Compliance with Conditions PrecedentMERGEFORMAT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Exchange Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by any officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.6. Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any such Event of Default shall be deemed to have been cured, for every purpose of this Exchange Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

     SECTION 2.7. Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to a Responsible Officer of the Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of the Declaration of Trust shall have received written notice of such Event of Default.

     SECTION 2.8. Conflicting Interests. The Declaration of Trust shall be deemed to be specifically described in this Exchange Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.




                                   ARTICLE III


               Powers, Duties and Rights of the Guarantee Trustee


     SECTION 3.1. Powers and Duties of the Guarantee Trustee67. (a) This Exchange Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Exchange Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Exchange Guarantee for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Exchange Guarantee, and no implied covenants shall be read into this Exchange Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Exchange Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Exchange Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Exchange Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Exchange Guarantee; and

               (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Exchange Guarantee; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Exchange Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii)the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Exchange Guarantee; and

          (iv) no provision of this Exchange Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Exchange Guarantee or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.


     SECTION 3.2. Certain Rights of Guarantee TrusteeMERGEFORMAT. (a) Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any  direction  or act  of the  Guarantor  contemplated  by  this
               Exchange  Guarantee  shall  be  sufficiently   evidenced  by  all
               Officers' Certificate unless otherwise prescribed herein.

          (iii)Whenever, in the administration of this Exchange Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers'
               Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee may consult with legal counsel, and the advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Exchange Guarantee from any court of competent jurisdiction.

          (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Exchange Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity reasonably satisfactory to it, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Exchange Guarantee.

          (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (vii)The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (viii) Whenever in the administration of this Exchange Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

     (b) No provision of this Exchange Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     SECTION 3.3. Indemnity. The Guarantor agrees to indemnify the Guarantee Trustee and its directors, officers, agents and employees for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Exchange Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Exchange Guarantee. This indemnity shall survive the termination of this Exchange Guarantee or the resignation or removal of the Guarantee Trustee.

     SECTION 3.4. Expenses. The Guarantor, as obligor on the Junior Subordinated Debt Securities, shall from time to time reimburse the Guarantee Trustee for its reasonable expenses and costs incurred in connection with the performance of its duties hereunder. The provisions of this Section 3.4 shall survive the termination of this Exchange Guarantee or the removal of the Guarantee Trustee.


                                   ARTICLE IV


                                Guarantee Trustee


     SECTION 4.1. Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.
(a) Subject to Section 4.02(b), in the absence of the existence of an Event of Default, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V


                                    Guarantee


     SECTION 5.1. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.


     SECTION 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Exchange Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.


     SECTION 5.3. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Exchange Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than any extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debt Securities as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e)  any  invalidity  of,  or  defect  or  deficiency  in,  the  Trust
               Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

          (g)  the consummation of the Exchange Offer; or

          (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4. Rights of Holders. The Guarantor expressly  acknowledges that:
(i) this Exchange Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Exchange Guarantee on behalf of the Holders; (iii) subject to
Section 3.2(v), the Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Exchange Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Exchange Guarantee; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Exchange Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

     SECTION 5.5. Guarantee of Payment. This Exchange Guarantee creates a guarantee of payment and not of collection. This Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Junior Subordinated Debt Securities to Holders as provided in the Declaration of Trust.

     SECTION 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Exchange Guarantee and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Exchange Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Exchange Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Exchange Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI


                           Covenants and Subordination


     SECTION 6.1. Subordination. This Exchange Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor, to the same extent and in the same manner that the Junior Subordinated Debt Securities are subordinated to Senior Debt pursuant to the Indenture, and (b) senior to all capital stock of the Guarantor.

     SECTION 6.2. Pari Passu Guarantees. This Exchange Guarantee shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of trust securities issued by a trust created by the Guarantor similar to the Issuer.

     SECTION 6.3. Limitation on Transactions. The Guarantor covenants and agrees with each Holder that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Guarantor's capital stock (which includes common and preferred stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in interest to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Securities (other than (a) dividends or distributions in common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Exchange Guarantee, (d) purchases or acquisitions of shares of the Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plan or other contractual obligation of the Guarantor (other than a contractual obligation ranking pari passu with or junior in interest to the Securities), (e) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, or (f) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred an Event of Default (as defined in the Indenture), (ii) the Guarantor shall be in default with respect to its payment of any obligations under this Guarantee or (iii) the Guarantor shall have given notice of its election to begin an Extension Period (as defined in the Indenture) and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

     The Guarantor also covenants with each Holder for so long as the Securities remain outstanding (i) to maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of such Common Securities, (ii) not to cause or permit the dissolution, winding-up or termination of the Issuer, except (a) in connection with a distribution of the Junior Subordinated Debt Securities to the holders of Capital Securities or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Declaration of Trust, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States Federal income tax purposes.


                                   ARTICLE VII

     SECTION 7.1. Termination. This Exchange Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Trust Securities, (ii) the distribution of Junior Subordinated Debt Securities to the Holders in exchange for all of the Trust Securities or (iii) full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Issuer. Notwithstanding the foregoing, this Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must repay any sums paid with respect to Trust Securities or this Exchange Guarantee. The provisions of Sections 3.3 and 3.4 shall survive termination of this Exchange Guarantee as provided therein.


                                  ARTICLE VIII

                                  Miscellaneous

     SECTION  8.1.  Successors  and  Assigns.   All  guarantees  and  agreements
contained in this Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     SECTION 8.2. Amendments. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Exchange Guarantee may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Securities. The provisions of Article VI of the Declaration of Trust concerning meetings of the Holders shall apply to the giving of such approval.

     SECTION 8.3. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

               U.S.B. HOLDING CO., INC.
               100 Dutch Hill Road
               Orangeburg, New York  10962
               Facsimile No.:  (914) 365-4695
               Attention:    Steven T. Sabatini, Executive Vice President,
                             Chief Financial Officer and Assistant Secretary

          (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

               U.S.B. CAPITAL TRUST I
               c/o U.S.B. HOLDING CO., INC.
               100 Dutch Hill Road
               Orangeburg, New York  10962
               Facsimile No.:  (914) 365-4695
               Attention:    Steven T. Sabatini, Executive Vice President,
                             Chief Financial Officer and Assistant Secretary

               with a copy to:

               The Chase Manhattan Bank
               450 West 33rd Street
               15th Floor
               New York, New York  10001
               Attention: Corporate Trustee Administration Department Facsimile No.: (212) 946-8158

          (c)  if given to the Guarantee Trustee:

                The Chase Manhattan Bank
                450 West 33rd Street
                15th Floor
                New York, New York  10001-2697
                Attention: Corporate Trustee Administration Department Facsimile No.: (212) 946-8158

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 8.4. Benefit. This Exchange Guarantee is solely for the benefit of the Holders and is not separately transferable from the Trust Securities.

     SECTION 8.5. Interpretation. In this Exchange Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Exchange Guarantee but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

          (b) a term defined anywhere in this Exchange Guarantee has the same meaning throughout;

          (c)  all  references  to "the Exchange  Guarantee"  or "this  Exchange
               Guarantee"   are  to  this   Exchange   Guarantee   as  modified,
               supplemented or amended from time to time;

          (d) all references in this Exchange Guarantee to Articles and Sections are to Articles and Sections of this Exchange Guarantee unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Exchange Guarantee unless otherwise defined in this Exchange Guarantee or unless the context otherwise requires;

          (f)  a reference to the  singular  includes the plural and vice versa;
               and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     SECTION 8.6. Governing Law. THIS EXCHANGE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS EXCHANGE GUARANTEE is executed as of the day and year first above written.

                              U.S.B. HOLDING CO., INC.


                              By_____________________________________
                                   Name:
                                   Title:


                              THE CHASE MANHATTAN BANK, as
                                Guarantee Trustee,

                              By______________________________________
                                   Name:
                                   Title: